EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A into the Company's previously filed Form S-8 Registration Statement File No. 333-40881.


/s/ ARTHUR ANDERSEN LLP


Miami, Florida,
  November 13, 2000.